As filed with the Securities and Exchange Commission on November 1, 2019.

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED HEALTH PRODUCTS, INC.
(Exact Name of Issuer as specified in its Charter)

Nevada	84-1517723
(State of other Jurisdiction	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

c/o Morse & Morse, PLLC

1400 Old Country Road, Suite 302, Westbury, NY 11590

(Address of Principal Executive Offices) (Zip Code)

2019 Employee Benefit and Consulting Services Compensation Plan

(Full title of the Plans)

Douglas Beplate, Chief Executive Officer

10624 S. Eastern Ave., Ste. A2019

Henderson, NV 89052

(877) 358-3444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Steven Morse, Esq.

Morse & Morse PLLC

1400 Old Country Road, Suite 302

Westbury, New York 11590

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered		Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, Par Value $.001 Per Share	2,000,000	(1)(2)	$1.10	$2,200,000	$285.56
Total				$2,200,000	$285.56

______________

(1)	Includes the 2019 Employment Benefit and Consulting Services Compensation Plan (the “Plan”) which currently authorizes the direct issuance of shares of Common Stock, $.001 par value, and the granting of shares or Stock Options to purchase an aggregate of 2,000,000 shares of Common Stock.

(2)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustments in the number of shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933 based on no less than the average of the closing sales price of the Company’s Common Stock on the OTC Pink on October 29, 2019.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Incorporated hereby by reference and made a part hereof is the Registrant's Registration Statement on Form 10-SB as amended (File no. 000-27781) (including, without limitation, the description of securities contained in Item 8 of Part I of the Form 10-SB/A) and filed under the Securities Exchange Act of 1934 (the "Exchange Act") and which became effective in 1999, registering the Registrant's Common Stock under Section 12(g) of the Exchange Act, the Registrant’s Form 10-K for its fiscal year ended December 31, 2018, Form 10-Q for the quarters ended March 31, June 30, and September 30, 2019 and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the securities being registered by this Registration Statement is being passed upon by Morse & Morse PLLC, 1400 Old Country Road, Suite 302, Westbury, NY 11590, counsel to the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Nevada law, Company's Certificate of Incorporation provides that the Company will indemnify its officers and directors against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of the Company unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. The Company may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if the Company is so entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. Furthermore, it should be noted that a successful indemnification of any officer or director could deplete the assets of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

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ITEM 8. EXHIBITS

The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration Statement.

Exhibit Number	Description
4.1	Form of Common Stock Certificate (1)
5.1	Opinion of Morse & Morse, PLLC (2)
23.1	Consent of Haynie & Company
23.2	Consent of Morse & Morse PLLC (included in Exhibit 5.1)
99.1	2019 Employee Benefit and Consulting Services Compensation Plan (2)

________

(1)	Incorporated by reference to the exhibits contained in Form 10SB-12g, Registration No. 0-27781 filed on October 22, 1999.

(2)	Filed herewith.

ITEM 9. UNDERTAKINGS

A. To Update Annually

The undersigned registrant hereby undertakes that it will (other than as provided in the proviso to item 512(a) of Regulation S-K) (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) include any additional or changed material information on the plan of distribution; (2) for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B. Incorporation of Subsequent Securities Exchange Act of 1934 Documents by Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Indemnification of Officers and Directors

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbury, State of New York on the 31th day of October, 2019.

UNITED HEALTH PRODUCTS, INC.

By:	/s/ Douglas Beplate
Douglas Beplate,
Principal Executive Officer

Dated: Henderson, Nevada

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Douglas Beplate	Principal Executive Officer,	October 31, 2019
Douglas Beplate	Chairman of the Board

/s/ Robert Denser	Director	October 31, 2019
Robert Denser

/s/ Nate Knight	Principal Financial Officer, Director	October 31, 2019
Nate Knight

Douglas Beplate, Robert Denser and Nate Knight represent all the current members of the Board of Directors.

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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

TO

FORM S-8

REGISTRATION STATEMENT

UNITED HEALTH PRODUCTS, INC.

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